Exhibit 10.2
EXECUTION VERSION
INTERCOMPANY LOAN AGREEMENT
This Intercompany Loan Agreement (this “Agreement”) is made and entered into as of June 16, 2009 (the “Closing Date”), by and between Associated Materials, LLC (the “Lender”), a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Borrower, and AMH Holdings II, Inc. (the “Borrower”), a Delaware corporation.
RECITALS
WHEREAS, the Borrower wishes to borrow funds from its indirect subsidiary, the Lender, from time to time, on and subject to the terms and conditions contained in this Agreement; and
WHEREAS, the Lender is willing to provide loans to the Borrower from time to time, on and subject to the terms and conditions contained in this Agreement.
AGREEMENT
NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Lender and the Borrower hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):
(a) “Agreement” means this Intercompany Loan Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.
(b) “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time.
(c) “Business Day” means a day of the year on which banks in the city of New York, State of New York, are not required or authorized by law to close.
(d) “Holders” means the Persons in whose name the Securities issued under the Indenture are registered at the office or agency maintained by the Borrower, as issuer under the Indenture, where such securities may be presented for registration of transfer or for exchange.

(e) “Indenture” means that certain Indenture, to be dated on or about June 23, 2009, by and between the Borrower, as issuer, and the Trustee.
(f) “Interest Payment Date” means each May 1 and December 1 following the Closing Date while any Loan is outstanding.
(g) “Interest Period” means, initially, the period beginning on the Closing Date and ending on the first Interest Payment Date, and thereafter each period beginning on an Interest Payment Date and ending on the immediately succeeding Interest Payment Date or, if earlier, the date of termination of this Agreement.
(h) “Junior Debt” shall mean the Loan, along with accrued and unpaid interest thereon and any fees, expenses or other amounts due under the Loan Documents.
(i) “Loan” has the meaning specified in Section 2.1.
(j) “Loan Documents” means and includes this Agreement and the Note, and any other documents and instruments required under or in connection therewith.
(k) “Loan Request” has the meaning specified in Section 2.3.
(l) “Note” means the promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit A hereto, evidencing Loans.
(m) “Maturity Date” means May 1, 2015.
(n) “Person” means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company or other entity, trust and trustee, executor, administrator or other legal or personal representative, or any government or any political subdivision or agency thereof.
(o) “Securities” means the Borrower’s 20% Senior Notes due 2014 issued under the Indenture.
(p) “Senior Creditors” means the Holders and any trustee or agent acting on their behalf from time to time.
(q) “Senior Debt” means any and all present and future obligations and liabilities of the Borrower of every type or description to the Holders under the Indenture and the Securities, whether for principal, premium, interest or other reimbursement obligations, cash collateral cover, fees, expenses, indemnities or other amounts (including attorneys’ fees and expenses), in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

(r) “Tax” means any tax, levy, duty, impost or withholding, together with interest (and any taxes payable upon the amounts paid or payable) thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax.
(s) “Trustee” means Deutsche Bank Trust Company Americas, as trustee under the Indenture until a successor replaces it and, thereafter, means the successor.
ARTICLE II
AMOUNTS AND TERMS OF THE LOANS
2.1 The Loan. The Lender agrees, on the terms and conditions set forth in this Agreement, to make, from time to time, loans and advances (each a “Loan”) to the Borrower, as follows:
(a) Amount of Loan. The Loans shall not exceed at any one time an aggregate outstanding principal amount of $33,000,000, plus accrued interest as provided in Section 2.1(c).
(b) The Note. The Loans will be evidenced by the Note, duly executed and delivered by the Borrower to the Lender. Each Loan made to the Borrower under this Agreement will be set forth on Attachment 1 to the Note with appropriate insertions therein, for the principal amount so loaned. The Note will be payable in accordance with its terms, which are hereby incorporated by reference into this Agreement.
(c) Interest Rate. Interest (“PIK Interest”) shall accrue on the Loan at the rate of 3% per annum. Any PIK Interest shall be compounded with the Loan on the last day of each Interest Period. Any PIK Interest shall, after being so capitalized, be treated as part of the principal amount of the Loan and be recorded as such on Attachment 1 to the Note, shall bear interest in accordance with this Section 2.1(c), shall be payable in accordance with Section 2.4(a) hereof and shall be prepayable in accordance with Section 2.4(b) hereof. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. All interest accrued shall be payable upon payment or any prepayment in full of the principal amount outstanding under the Loans.
(d) Term. The Loans and all PIK Interest accrued thereon shall mature, and become due and payable in full in cash, on the Maturity Date.
2.2 Borrowing Procedures. The Borrower may request a Loan by delivery to the Lender of a request (a “Loan Request”) by an authorized officer of the Borrower as follows:
(a) Each Loan Request shall set forth:
(i) the amount of the proposed Loan (not to exceed, together with all Loans previously made, the maximum amount provided in Section 2.1(a) above); and
(ii) the proposed date of such Loan, which must be a Business Day.

(b) Each such Loan Request shall be delivered to the Lender by 10:00 a.m. (New York Time) on the proposed date of the Loan.
2.3 Reimbursement.
If the making of any Loan shall subject the Lender to any Tax to which it would not have been subject but for the making of such Loan (other than Tax on the income of the Lender resulting from the payment of interest to the Lender under any Loan), including any increase in the payments required to be made by the Lender under any tax sharing agreement and whether such Tax is imposed because of any change in any U.S. or non-U.S. tax laws, rules, regulations or judicial or administrative interpretations thereof occurring following the date of this Agreement, the Borrower shall indemnify and hold the Lender harmless from the liability for any such Tax.
2.4 Payments; Prepayments.
(a) All payments in respect of a Loan shall be made prior to 2:00 p.m. (New York Time) on a Business Day to an account specified in writing by the Lender to the Borrower. Any payments made after 2:00 p.m. on a Business Day shall be deemed for the purpose of calculating interest hereunder to be made on the following Business Day.
(b) The Borrower may, without penalty, upon one (1) Business Day’s notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, prepay, in whole or in part, the outstanding principal amount of the Loans, accrued and unpaid interest to the date of such prepayment on the principal amount prepaid and any fees, expenses or other amounts payable under the Loan Documents.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender that:
(a) Corporate Existence. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the state of its organization. The Borrower is duly qualified and authorized to do business as a corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a material adverse impact on the Borrower.

(b) Due Authorization. Execution, delivery and performance of this Agreement and any other documents and instruments required under or in connection with this Agreement, and incurring the Loan are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Borrower’s certificate of incorporation or bylaws, and, except as have been previously obtained, do not require the consent or approval of any governmental body, agency or authority, except where failure to obtain consent or approval would not have a material adverse effect upon either the Lender or the Borrower.
(c) Enforceability. This Agreement, including without limitation, all other certificates, agreements and documents executed and delivered by the Borrower under or in connection herewith have each been duly executed and delivered by duly authorized officers of the Borrower and constitute the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).
3.2 Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower that:
(a) Corporate Existence. The Lender is a limited liability company duly organized and validly existing in good standing under the laws of its jurisdiction of formation. The Lender is duly qualified and authorized to do business in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a material adverse impact on the Lender.
(b) Due Authorization. Execution, delivery and performance the Loan Documents, and the Loan to the Borrower are within its limited liability company powers, have been duly authorized, are not in contravention of law or the terms of the Lender ‘s certificate of formation or limited liability company agreement, and, except as have been previously obtained, do not require the consent or approval of any governmental body, agency or authority, except where failure to obtain consent or approval would not have a material adverse effect upon either the Lender or the Borrower.
(c) Enforceability. This Agreement, including without limitation, all other certificates, agreements and documents executed and delivered by the Lender under or in connection herewith have each been duly executed and delivered by duly authorized officers of the Lender and constitute the valid and binding obligations of the Lender, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

ARTICLE IV
SUBORDINATION
4.1 Subordination to Senior Debt. Anything in this agreement to the contrary notwithstanding, the Lender’s right to repayment of Junior Debt shall be unsecured and subordinated and junior in right of payment, to the extent and in the manner provided below, to the final payment in full in cash of the Senior Debt, whether incurred prior to or arising after the date of this Agreement.
(a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its assets, or (ii) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any marshalling of assets and liabilities of the Borrower (the foregoing being a “Proceeding”) then and in any such event the Senior Creditors shall be entitled to receive payment in full in cash of the Senior Debt before any of the Junior Debt shall be paid, and to that end, the Senior Creditors shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Junior Debt in any Proceeding.
(b) The Lender agrees that the Senior Creditors shall be entitled to receive payment in full in cash of all amounts due or to become due in respect of all Senior Debt before the Lender is entitled to receive any payment by the Borrower on account of the Junior Debt, provided that the foregoing shall not prevent the issuance of additional Loans in payment of interest on the outstanding Loans and accrued and unpaid interest thereon.
(c) The Lender further agrees that in the event and during the continuance of any Event of Default under Article V of this Agreement it will not, without the prior written consent of the Trustee, take any action to accelerate or declare to be due and payable any Junior Debt or to enforce any remedies against the Borrower prior to the final payment in full in cash of all Senior Debt. Notwithstanding the restriction in the foregoing, (i) the Lender may file proofs of claim in respect of the Junior Debt against the Borrower and exercise all voting rights in respect of the Junior Debt in any Proceeding involving the Borrower, (ii) the Lender may accelerate the Junior Debt if the Senior Debt shall have been accelerated and (iii) to the extent necessary (but only to such extent) that the commencement of a legal action may be required in order to toll the running of any applicable statute of limitation that might otherwise prevent the Lender from making claims in respect of the Junior Debt it otherwise could, there shall be no restriction on the Lender taking any of the actions referred to in this Section 4.1(c) but in such an event the Lender shall give prior written notice to the Trustee and any cash, securities or other amounts received by the Lender in connection with any such legal action shall be subject to the terms and conditions of this Article IV.
4.2 Payment to Trustee of Certain Amounts Received by the Lender. In the event that, notwithstanding the foregoing, any distribution of assets by the Borrower or payment by or on behalf of the Borrower of any kind or character, whether in cash, securities or other property, to which the Lender would be entitled but for the provisions of this Article IV, shall be received by the Lender before all Senior Debt has been paid in full in cash, such distribution or payment shall be held in trust for the benefit of, and shall, immediately upon receipt thereof, be paid over or delivered to the Trustee for application to the payment of the Senior Debt.

4.3 Prepayment or Amendment of Junior Debt. Whether or not an Event of Default shall exist with respect to the Senior Debt, the Lender agrees that without the prior written consent of the Trustee, it will not (i) commence any Proceeding; (ii) take any collateral security for any Loan or accrued and unpaid interest thereunder and (iii) assign or transfer the Junior Debt unless such assignment or transfer is expressly subject to the subordination provisions of this Article IV and shall have been so acknowledged in writing by the assignee or transferee.
4.4 Authorization to the Senior Creditors. The Lender irrevocably authorizes and empowers (without imposing any obligation on) the Senior Creditors to file and prove all claims for the Loans and accrued and unpaid interest thereunder if the Lenders shall not have filed or proved such claims at least 30 days prior to the applicable deadline and upon at least 10 days’ prior notice to the Lender, take all such other action, in the name of the Lender, as may be necessary or appropriate for the enforcement of this Article IV and has not been taken by the Lender; and (b) agrees to execute and deliver to the Senior Creditors all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, and other instruments, as may be reasonably requested by the Senior Creditors.
4.5 Notice. The Lender agrees, for the benefit of the Senior Creditors, it shall give prompt notice of any Event of Default hereunder in writing to the Trustee.
4.6 No Waiver. No right of the Senior Creditors to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by an act or failure to act, in good faith, by the Senior Creditors, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Senior Creditors may have or be otherwise charged with. The Senior Creditors may at any time or from time to time and in their absolute discretion consistent with the terms of the Indenture, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Debt or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which they may be secured, or release any security therefor, or exercise or refrain from the exercise of any other of their rights under the Senior Debt including, without limitation, the waiver of default thereunder, all without notice to or assent from the Lender and without affecting the obligations of the Borrower and the Lender under this Agreement.
4.7 No Subrogation. The Lender shall not be subrogated to the rights of the Senior Creditors to receive distribution of assets of the Borrower, or payments by or on behalf of the Borrower, made on the Senior Debt, until all the Senior Debt have been paid in full in cash.
4.8 No Impairment. Nothing continued in this Article IV is intended to or shall impair, as between the Lender and the Borrower, the obligations of the Borrower, which are absolute and unconditional, to pay the Lender the amounts of the Loans and accrued and unpaid interest hereunder as and when the same shall become due and payable in accordance with the terms hereof.

ARTICLE V
EVENTS OF DEFAULT
5.1 Events of Default. Any of the following events is an “Event of Default” under this Agreement:
(a) non-payment when due of the principal (including PIK Interest) of any Loan on the Maturity Date;
(b) the default by the Borrower in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement and such event has continued for five (5) consecutive days after notice by the Lender to the Borrower; or
(c) a creditors’ committee shall have been appointed for the business of the Borrower or any of its subsidiaries; or if the Borrower or any of its subsidiaries shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of the Borrower or any of its subsidiaries) and such appointment has not been dismissed or stayed within thirty (30) days from the date of appointment or if an order for relief or otherwise approving any petition for reorganization of the Borrower or any of its subsidiaries shall be entered; or if an involuntary petition is filed against the Borrower or any of its subsidiaries and shall not be dismissed or stayed within thirty (30) days from the date of filing thereof.
5.2 Remedies. If an Event of Default has occurred and is continuing hereunder, the Lender may declare any outstanding Loan immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; provided that upon the occurrence of any Event of Default specified in Section 5.1(c) above with respect to the Borrower, notwithstanding the lack of any declaration by the Lender, any outstanding Loan shall become automatically due and payable, together with accrued and unpaid interest thereon and fees, expenses and other amounts due under the Loan Documents, without presentment, notice or demand.

ARTICLE VI
MISCELLANEOUS
6.1. Notices, etc. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be given by: (i) personal service upon such other party; or (ii) mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested; (iii) sending a copy thereof by overnight courier; or (iv) sending a copy thereof by facsimile, to the parties at the following addresses:
if to the Borrower, at:
AMH Holdings II, Inc.
3773 State Road
Cuyahoga Falls, Ohio
Attention: Thomas N. Chieffe
Facsimile: (330) 922-2296
if to the Lender, at:
Associated Materials, LLC
3773 State Road
Cuyahoga Falls, Ohio 44223
Attention: Thomas N. Chieffe
Facsimile:(330) 922-2296
In case of service by overnight courier or by facsimile or by personal service, such service shall be deemed complete upon delivery or transmission, as applicable. In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon any other party.
6.2 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.
6.3. Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding between the parties and supersede all prior agreements and understandings relating to the subject matter hereof.
6.4. No Waiver. No failure to exercise, and no delay in exercising, any right, power or remedy hereunder or under any document or instrument delivered pursuant hereto shall be deemed a waiver of or shall impair any right, power or remedy which the Lender may have.
6.5 Severability. Any provision of this Agreement prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof or the Note, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The provisions of this Agreement shall remain valid and enforceable notwithstanding the invalidity, unenforceability, impossibility or illegality of performance of the Note.

6.6 Successors and Assigns. This Agreement and the Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, that the Borrower may not transfer its rights or obligations under this Agreement without the prior written consent of the Lender. Without limiting the generality of the foregoing, the Lender may transfer and assign all or a portion of the Note and its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary.
6.7 Set-off. All payments on or with respect of this Agreement shall be made without set-off or counterclaim and free and clear of and without deduction of any kind or conditions of any nature.
6.8 Counterparts; Fax. This Agreement may be executed in any number of counterparts by fax, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.
6.9 Amendment. No provision of this Agreement or any provision of the Note may be amended, modified, supplemented, changed, waived, discharged or terminated, except by a writing signed by the Borrower and by the Lender.
6.10 Intended Third Party Beneficiaries. The Holders are express third party beneficiaries of this Agreement; and, as such, shall have full power and authority to enforce the provisions of this Agreement against the Lender. Except as set forth in the immediately preceding sentence, this Agreement shall be binding upon and insure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer on any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ASSOCIATED MATERIALS, LLC
By:	/s/ Cynthia L. Sobe
	Name:	Cynthia L. Sobe
	Title:	Vice President — Chief Financial Officer, Treasurer and Secretary

AMH HOLDINGS II, INC.
By:	/s/ Cynthia L. Sobe
	Name:	Cynthia L. Sobe
	Title:	Vice President — Chief Financial Officer, Treasurer and Secretary
Signature Page to Intercompany Loan Agreement

EXHIBIT A
PROMISSORY NOTE

Up to $33,000,000	Dated:
May 1, 2015
FOR VALUE RECEIVED, the undersigned, AMH HOLDINGS II, INC., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of ASSOCIATED MATERIALS, LLC (the “Lender”), a Delaware limited liability company, in accordance with the terms of that certain Intercompany Loan Agreement, dated June 16, 2009, by and between the Lender and the Borrower (the “Intercompany Loan Agreement”), such aggregate amount as may be advanced hereunder (as reflected on Attachment 1) up to the principal sum of $33,000,000, in the aggregate, or the unpaid principal amount of each loan made to the undersigned by the Lender and outstanding under this Note, together with the accrued and unpaid interest thereon no later than May 1, 2015.
This Note shall be subject in all respects to the terms of the Intercompany Loan Agreement and to the following terms and conditions:
Interest shall accrue as provided in the Intercompany Loan Agreement.
Both principal and interest are payable on May 1, 2015 in lawful money of the United States of America, in same day funds. Any Loan made by the Lender to the Borrower pursuant to the Intercompany Loan Agreement and accrued interest on each payment date, and all payments made on account of the principal and accrued interest amount thereof, shall be noted on Attachment 1 hereto; provided, however, that any failure by Lender to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligation to repay Lender all amounts payable by Borrower to Lender under or pursuant to this Note, when due in accordance with the terms hereof.
The Intercompany Loan Agreement, among other things, provides for the making of Loans by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note.
The Borrower hereby irrevocably waives presentment, demand, notice, protest, notice of nonpayment, notice of protest and all other notices, demands or conditions precedent in connection with the delivery, acceptance, performance, collection and/or enforcement of this Note.
All payments on or with respect of this Note shall be made without set-off or counterclaim and free and clear of and without deduction of any kind or conditions of any nature. The Borrower agrees to reimburse the Lender upon demand for any and all reasonable costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the obligations of the Borrower hereunder or incurred in any other matter or proceeding relating to this Note or the obligations of the Borrower hereunder.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.
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2

AMH HOLDINGS II, INC.
By:
Name:
Title:
Signature Page to Promissory Note

ATTACHMENT 1

Amount of
Loan Made
and Accrued
Interest
Added to
Principal on
	Each	Amount of	Unpaid
	Payment	Principal	Principal		Notation
Date	Date	Repaid	Balance	Total	Made By